EXHIBIT 23.12

[BANK OF AMERICA MERRILL LYNCH LETTERHEAD]

August 8, 2016

The Board of Directors

Enersis Américas S.A.

Sta. Rosa 76

Santiago 8330099

Chile

Members of the Board:

We hereby consent to (i) the inclusion of our opinion letter, dated August 5, 2016, to the Board of Directors of Enersis Américas S.A. (“Enersis”) as Annex G to, and to the reference thereto under the headings “Summary—Opinion of Enersis Américas’ Financial Advisor”, “Special Factors—Background of the Merger”, “Special Factors—Enersis Américas—Summary of Enersis Américas Directors’ Committee Report” and “Special Factors—Enersis Américas—Summary of BofA Merrill Lynch’s Fairness Opinion” in the joint information statement/prospectus relating to (x) the proposed merger involving Enersis and Endesa Américas S.A. and (y) the proposed merger involving Enersis and Chilectra Américas S.A. (together, the “Transactions”), which joint information statement/prospectus forms a part of Enersis’ Registration Statement on Form F-4, as amended (the “Form F-4”) to which this consent is filed as an exhibit, and the related Form 6-K and Form 425 filed with the Commission in connection with the Transactions, (ii) the references to our valuation report, dated August 5, 2016, delivered to the Board of Directors of Enersis (the “Valuation Report”) and the preliminary draft of such Valuation Report, dated July 27, 2016, delivered to the Board of Directors of Enersis (the “Discussion Materials”) under the headings “Summary—Opinion of Enersis Américas’ Financial Advisor”, “Special Factors—Background of the Merger”, and “Special Factors—Enersis Américas—Summary of BofA Merrill Lynch’s Fairness Opinion” in the joint information statement/prospectus that forms a part of the Form F-4 and (iii) the inclusion of the Valuation Report and the Discussion Materials as exhibits to the Schedule 13E-3 relating to the Transactions and in the related Form 6-K and Form 425 filed with the Commission in connection with the Transactions. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, or (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH

      INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH

      INCORPORATED